Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-37261 on Form S-8 of Southern Union Company, of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Southern Union Company 401(k) Plan (the "Plan") as of and for the year ended December 31, 2006.

/s/ McConnell and Jones LLP
Houston, Texas
June 27, 2007